Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 13, 2025, with respect to the consolidated financial statements of Pilgrim's Pride Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Kansas City, Missouri
June 27, 2025